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                                                                  EXHIBIT 10.15

                                       VISCORP
                                 A NEVADA CORPORATION

                              PLACEMENT AGENT AGREEMENT


                                                                December 6, 1996

WINCAP, LTD.
Shirley House
50 Shirley Street
Nassau, Bahamas

Dear Sirs:

    The undersigned, VISCORP, a Nevada corporation, United States of America (the "Company"), hereby confirms its agreement with WINCAP, LTD., an International Business Company, incorporated under the laws of the Commonwealth of the Bahamas (the "Placement Agent"), as follows:

1. INTRODUCTION. The Company intends to offer for sale and sell, as promulgated by the Securities and Exchange Commission (the "SEC") in a series of "offshore transactions" as defined in Rule 902 of Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "1933 Act"), to a number of persons, each of whom (a) is outside the United States (the "U.S."), (b) is not a U.S. person, as defined in Regulation S ("U.S. Person"), and (c) is not an affiliate of the Company (as hereinafter defined, an "Affiliate"), up to 6,666,667 shares (the "Shares") of the Company's 8% Cumulative Convertible Preferred Stock, par value $0.01 per share (the "Preferred Stock"), pursuant to the terms of the Confidential Offering Memorandum dated December 9, 1996 (together with any exhibits, cover letters, amendments and supplements thereto, the "Memorandum") (the "Offering"). The Placement Agent may not be the Company's exclusive sales agent in connection with the Offering, and the Company may make sales directly to investors, engage other placement agents or may engage other qualified broker-dealers ("Selected Dealers") to assist in the Offering.

    This Placement Agent Agreement ("Agreement") sets forth the understandings and agreements between the Company and the Placement Agent whereby, subject to the terms and conditions herein contained, the Placement Agent will solicit offers and obtain purchases for the Shares. The Placement Agent is not obligated to purchase any Shares. The minimum offering amount will be 2,000,000 Shares (the "Minimum Offering") for US$3,000,000, and the maximum offering amount will be 6,666,667 Shares for US$10,000,000.

2.  SALES OF SHARES.

    2.1 AGENCY. On the basis of the representations, warranties and covenants contained herein and subject to the terms and conditions set forth herein, the Company hereby appoints the Placement Agent as its non-exclusive agent for the period beginning on the date of this


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WINCAP, LTD.
December 6,1996
Page 2


Agreement and ending on March 31, 1997, subject to extension by the Company (the "Offering Period"), subject to the earlier termination in accordance with the terms hereof for the limited purpose of soliciting subscriptions (the "Subscriptions") from prospective investors. On the basis of the representations, warranties and covenants contained herein, and subject to the terms and conditions set forth herein, the Placement Agent shall use its best efforts as agent to obtain the Subscriptions. The Placement Agent does not represent that its best efforts will produce any Subscriptions. In connection therewith, the Placement Agent will not offer any Shares for sale, or solicit any Subscriptions other than in accordance with the Memorandum.

    2.2 MINIMUM OFFERING; TERMINATION DATE. All sales of Shares will be conditioned on the receipt and acceptance before the end of the Offering Period of Subscriptions for the Minimum Offering. At the close of business on the last day of the Offering Period (the "Termination Date") the obligations of the Placement Agent hereunder to use its best efforts as agent to obtain Subscriptions shall terminate.

    2.3 PRICE; MINIMUM PURCHASE. The offering price for each Share shall be $1.50 (the "Offering Price"). A potential Investor (as hereinafter defined) is required to purchase a minimum of 66,667 Shares for US$100,000, subject to waiver by the Board of Directors.

    2.4 ACCEPTANCE OF SUBSCRIPTIONS. No Subscription shall be effective unless accepted by the Company. Subscription Agreements in the form attached hereto as EXHIBIT A must be executed by potential Investors. The Shares shall be offered subject to prior sale. The Company retains the unconditional right to reject any Subscription in whole or in part; in such event, the funds delivered by the potential Investor thereunder with respect to such Subscription shall be returned to such potential Investor as promptly as practicable, and in such event, no interest on such funds shall be paid to such potential Investor.

    2.5  ESCROW.   The proceeds of the Offering (the "Funds") will be held by an escrow agent (the "Escrow Agent") in an escrow account established solely for the purpose of depositing the Funds (the "Escrow Account") at a bank to be mutually agreed upon by the Company, the Escrow Agent and the Placement Agent pursuant to an escrow agreement (the "Escrow Agreement").

         Such Escrow Agreement will provide that the Funds shall be released by the Escrow Agent only upon its receipt of a joint written notice by the Company and the Placement Agent. If Subscription Agreements for Shares constituting at least the Minimum Offering have been received and accepted on or before the Termination Date and the proceeds of the sale of such Shares have been deposited into the Escrow Account (the "Initial Closing Date"), then the Company and the Placement Agent shall jointly notify the Escrow Agent to release the Funds in the following manner: (a) an amount of US$22,500 to the Escrow Agent as Escrow Fee in


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WINCAP, LTD.
December 6,1996
Page 3


accordance with the Escrow Agreement; (b) 11% of the Funds (less US$11,250) to the Placement Agent as commissions and fees in accordance with the provisions of
Section 2.6 herein, and (c) the remainder of the Funds shall be released to the Company. All other rights and obligations of the Escrow Agent will be included in the separate Escrow Agreement.

    2.6 PLACEMENT FEE. In consideration of the Placement Agent's execution of this Agreement and for the performance of its obligations hereunder, the Placement Agent shall be entitled to a placement fee (the "Placement Fee") equal to eleven percent (11%) of the aggregate Offering Price of all Shares sold on a Closing Date. The Placement Fee consists of the following: (a) a commission fee equal to 7.5% of the Offering Price; (b) an advisory fee equal to 2% of the Offering Price; and (c) a fee equal to 1.5% of the Offering Price to cover costs and expenses in connection with the transactions contemplated hereby and incurred by the Placement Agent. In addition to the Placement Fee, if the aggregate amount raised from the sale of Shares pursuant to this Offering exceeds US$3,000,000, the Placement Agent shall receive warrants to purchase that number of shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock") equal to 10% of the total issued and outstanding shares of the Common Stock, on a fully diluted basis, as of the date the Offering has been completed, at an exercise price equal to the Offering Price. The Placement Agent Warrants shall expire three (3) years from the date of this Agreement (the "Placement Agent Warrants"). With respect to the warrants that the Investors are entitled to receive upon purchase of the Shares (the "Preferred Stock Warrants"), as more fully described in the Subscription Agreement and Confidential Offering Memorandum, the Placement Agent shall receive a fee equal to 5% of the proceeds paid to the Company upon the exercise of any of the Preferred Stock Warrants. The Placement fee, any amounts owed to the Placement Agent upon the exercise of any of the Preferred Stock Warrants by Investors or owed by the Placement Agent upon exercise of any of the Placement Agent Warrants shall be payable in U.S. Dollars.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the Placement Agent that:

    3.1 NO REGISTRATION OF THE SHARES; REGULATION S; COMPLIANCE WITH SECURITIES LAWS.

         3.1.1 The Shares are not required to be and have not and will not be registered with the SEC pursuant to the 1933 Act and the rules and regulations promulgated thereunder, in connection with the Offering. The Shares will be offered and sold outside the U.S. in reliance upon the exemption provided by Regulation S of the 1933 Act. The Company has complied with and will comply with the "safe harbor" requirements of Rule 903 of Regulation S in connection with the Offering.


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WINCAP, LTD.
December 6,1996
Page 4

         3.1.2 For the purposes of this Agreement, the term "Affiliate" means, when used with reference to a specified person, (a) any person or entity directly or indirectly controlling, controlled by or under common control with such specified person, and (b) any officer, director or general partner of an entity referred to in clause (a). The term "control" shall mean the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise.

    3.2 ORGANIZATION; GOOD STANDING OF THE COMPANY. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Nevada with full power and authority to acquire, own, lease and manage its properties and assets and to conduct the business in which it is engaged, and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership of property or the conduct of its business requires such qualification, except such jurisdictions where the failure to so qualify would not have a material adverse effect on its business, properties or condition (financial or otherwise).

4. REPRESENTATIONS AND WARRANTIES OF THE PLACEMENT AGENT. The Placement Agent represents and warrants to, and agrees with, the Company, that:

    4.1  SOLICITATION OF INVESTORS.

         4.1.1 The Placement Agent shall use its best efforts to locate offshore purchasers (the "Investors") who desire the opportunity to purchase Shares pursuant to the Offering. So far as is under the Placement Agent's control, the offer and sale of Shares shall be made in reliance upon the exemption from the registration requirements of Section 5 of the 1933 Act provided by Regulation S and other administrative rules and regulations interpreting the 1933 Act. The Placement Agent may rely upon the potential Investor's representations made in the Subscription Agreement and any additional information it may obtain from the potential Investor, without having the obligation to make further investigations.

         4.1.2 The Placement Agent shall provide a copy of the Memorandum to each Investor prior to soliciting any offers to subscribe for or offers to purchase any Shares. The Placement Agent is not authorized to and shall not give any information or make any representations other than as contained in the Memorandum. The Placement Agent has only provided copies of the Memorandum to the potential Investors listed in writing in a letter to the Company and its counsel by name, address and Memorandum copy number.


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WINCAP, LTD.
December 6,1996
Page 5


         4.1.3 The Placement Agent shall control the distribution of copies of the Memorandum in accordance with applicable U.S. federal and state and foreign securities laws.

    4.2 AMENDMENTS TO MEMORANDUM. Until the end of the Offering Period, if any event affecting the Offering or the Company shall occur which should be set forth in a supplement or amendment to the Memorandum, the Placement Agent agrees, upon receipt of such supplement or amendment from the Company, to distribute such supplement or amendment to each potential Investor who has previously received a copy of the Memorandum from the Placement Agent and who continues to be interested in the Offering, unless the Company shall have advised the Placement Agent that Shares will not be sold to such potential Investor. The Placement Agent further agrees to include such supplement or amendment in all subsequent deliveries of the Memorandum.

    4.3 PUBLIC DISCLOSURE. The Placement Agent shall not disclose to anyone (other than the potential Investors) that it has served as a placement agent in this transaction or any other transaction with the Company, the terms of this Agreement, the contents of the Memorandum or any other information it has received in connection with the Offering, except with the prior written consent of the Company.

5. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Placement Agent as follows:

    5.1 PREPARATION OF MEMORANDUM. The Company will prepare the Memorandum, which shall be provided to the Placement Agent prior to use.

    5.2 DELIVERY OF MEMORANDUM AND OTHER DOCUMENTS. The Company will deliver to the Placement Agent, as soon as practicable, such reasonable number of copies of the Memorandum as the Placement Agent may reasonably request for purposes contemplated herein. The Company also will deliver to the Placement Agent, as soon as practicable, such numbers of copies of the Subscription Agreement as the Placement Agent may reasonably request.

6. COVENANTS OF THE PLACEMENT AGENT. The Placement Agent covenants and agrees with the Company as follows:

    6.1 DIRECTED SELLING EFFORTS. The Placement Agent shall not offer or sell the Shares by means or form of any "directed selling efforts" in the U.S. within the meaning of Rule 902 of Regulation S, by undertaking any activities that could reasonably be expected, or are intended, to condition the market with respect to the Shares, including but not limited to: (a) performing marketing activities in the U.S. designed to induce the purchase of the Shares


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WINCAP, LTD.
December 6,1996
Page 6


purportedly being distributed abroad, (b) mailing printed material to U.S. Persons, (c) conducting promotional seminars in the U.S., or (d) placing advertisements with television or radio stations broadcasting into the U.S. or in publications with a general circulation in the U.S., which discuss the Offering or are otherwise intended to condition, or could reasonably be expected to condition, the market for the Shares.

    6.2  TRANSACTIONAL RESTRICTIONS.

         6.2.1 SALES MADE PRIOR TO EXPIRATION OF RESTRICTED PERIOD. The Placement Agent shall make all offers and sales of the Shares, prior to the expiration of the "restricted period," as defined in Rule 902 of Regulation S (the "Restricted Period"), only: (a) in accordance with Regulation S,
    (b) pursuant to registration of the Shares under the 1933 Act, or (c) pursuant to an available exemption from the registration requirements of the 1933 Act.

         6.2.2 SALES MADE TO DISTRIBUTORS OR DEALERS. All sales of Shares to a "distributor", a "dealer" or a "person receiving selling concessions," as those terms are defined in Rule 902 of Regulation S, ("Distributors") prior to the expiration of the Restricted Period, are accompanied by a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales that apply to a Distributor.

    6.3  OFFERING RESTRICTIONS.

         6.3.1 STATEMENTS TO BE USED IN OFFERING MATERIALS. The Placement Agent shall ensure that all offering materials and documents (other than press releases) used in connection with offers and sales of the Shares, prior to the expiration of the Restricted Period, shall include statements to the effect that the Shares have not been registered under the 1933 Act and may not be offered or sold in the U.S. or to U.S. Persons (other than Distributors), unless: (a) the Shares are registered under the 1933 Act, or
    (b) an exemption from the registration requirements of the 1933 Act is available. The Placement Agent may only use the offering materials and documents delivered by the Company in connection with the offer of the Shares.

         6.3.2 PURCHASER CERTIFICATIONS; LEGENDS. The Placement Agent shall cause all offers and sales of the Shares to be made subject to the following conditions: (a) the purchaser of the Shares (other than a Distributor) certifies that it is not a U.S. Person and is not acquiring the Shares for the account or benefit of any U.S. Person or is a U.S. Person who purchased Shares in a transaction that did not require registration under the 1933 Act; (b) the purchaser of the Shares (other than a Distributor) agrees to resell such


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WINCAP, LTD.
December 6,1996
Page 7


    Shares (i) only in accordance with Regulation S, (ii) pursuant to registration, or (iii) pursuant to an available exemption from registration; and (c) the Shares contain a legend to the effect that the transfer is prohibited except in accordance with the provisions of Regulation S. The Placement Agent may rely upon any Share certificate with a legend in accordance with the provisions of Regulation S issued by the Company, as well as any Subscription Agreement signed by a potential Investor.

7. CONDITIONS PRECEDENT TO PLACEMENT AGENT'S OBLIGATIONS. The obligations of the Placement Agent hereunder shall be subject to the continued accuracy throughout the Offering Period of the representations, warranties and agreements of the Company, and to the performance by the Company in all respects of its obligations hereunder.

8. CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS. The obligations of the Company to continue the Placement Agent's engagement pursuant to this Agreement shall be subject to the accuracy in all material respects, as of the date hereof and through each Closing Date, of the representations, warranties and agreements of the Placement Agent, and to the performance by the Placement Agent in all respects of its obligations hereunder.

9. REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS TO SURVIVE. Except as the context otherwise requires, all representations, warranties, covenants and agreements contained in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Placement Agent or the Company, or by any controlling person of either, and shall survive the Termination Date.

10. INDEMNIFICATION.

    10.1 INDEMNIFICATION BY PLACEMENT AGENT. The Placement Agent agrees to indemnify and hold harmless the Company (and each other person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, each officer of the Company who signs a registration statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the 1933 Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any failure of the Placement Agent to comply with its covenants and agreements contained herein or any material misrepresentation herein and the Placement Agent promptly will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. The liability of the Placement Agent under this Agreement will be limited in any case hereunder solely to gross negligence or willful misconduct on its part.


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WINCAP, LTD.
December 6,1996
Page 8


    10.2 INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless the Placement Agent from and against any losses, claims, damages or liabilities to which the Investor may become subject (under the 1933 Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any failure of the Company to comply with its covenants and agreements contained herein or any material misrepresentation herein and the Company promptly will reimburse the Placement Agent for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. The liability of the Company (and each other person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, each officer of the Company who signs a registration statement and each director of the Company) under this Agreement will be limited in any case hereunder solely to gross negligence or willful misconduct on its part.

    10.3 INDEMNIFICATION PROCEDURE. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 10.1 or 10.2 above, such person (the "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing.

    The Indemnified Party may retain its own counsel, reasonably satisfactory to the Indemnifying Party, at the expense of such Indemnified Party, or may request the Indemnifying Party to retain counsel, reasonably satisfactory to the Indemnified Party, to represent the Indemnified Party in such proceeding at the expense of the Indemnifying Party.

    It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for the Indemnified Party and that all such fees and expenses shall be reimbursed as they are incurred.

    The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.


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WINCAP, LTD.
December 6,1996
Page 9


11. EFFECTIVE DATE AND TERMINATION OF AGREEMENT.

    11.1 EFFECTIVE DATE. This Agreement shall become effective as of the date of execution hereof.

    11.2 FAILURE TO FULFILL CONDITIONS. In the event that either party fails to fulfill (the "Non-Fulfilling Party") any of the conditions precedent to the performance of the obligations of the other party (the "Other Party"), the Other Party shall elect to either (a) waive such unfulfilled condition or conditions and consummate the transaction which is the subject hereof, in which event no claim may be asserted against the Non-Fulfilling Party by reason of the matters which were the subject of such conditions, or (b) terminate this Agreement as provided below.

    11.3 TERMINATION. Either party may terminate this Agreement at any time for any reasons, without any further obligation to the non-terminating party.

12. NOTICES. Any notice, reply or other communication required or permitted by this Agreement, except as herein otherwise specifically provided, shall be in writing and (i) if sent to the Placement Agent, shall be mailed, delivered or telecopied and confirmed to WINCAP, LTD., Shirley House, 50 Shirley Street, Nassau, Bahamas, Attention: Martin Christen (telecopier: 011-809-322-6694) and
(ii) if sent to the Company, shall be mailed, delivered or telecopied and confirmed to VisCorp, 111 North Canal Street, Suite 933, Chicago, Illinois, 60606, Attention: Jerome Greenberg (telecopier: 312-655-0910), with a copy to Herbert S. Wander and David T. Novick, Katten Muchin & Zavis, 525 West Monroe, Suite 1600, Chicago, Illinois 60661 (telecopier: 312-902-1061). Any party may change its address for notice by giving notice of its new address to the other parties in the manner specified above.

13. MISCELLANEOUS.

    13.1 CONFIDENTIALITY. The Placement Agent agrees and acknowledges that certain information furnished by the Company pursuant to the Placement Agent's requests may be of a proprietary nature and that any information so designated by the Company shall be kept confidential and shall not be disclosed to any third party without the prior approval of the Company, except as may otherwise be required by law or court order.

    13.2 PARTIES. This Agreement shall inure solely to the benefit of and shall be binding upon each of the Placement Agent, the Company and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have a legal or


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WINCAP, LTD.
December 6,1996
Page 10


equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

    13.3 CONSTRUCTION. This Agreement shall be construed in accordance with the laws of the State of Illinois, without giving effect to the principles thereof relating to the conflict of laws.

    13.4 DESCRIPTIVE HEADING; DEFINED TERMS. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. Capitalized terms not otherwise defined in this Agreement shall have the respective meanings set forth in the Memorandum.

    13.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and, if executed in more than one counterpart, the executed counterparts shall together constitute a single instrument.

    13.6 ENTIRE AGREEMENT; WRITTEN WAIVERS. This Agreement constitutes the entire agreement of the parties and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations between the parties with respect to the subject matter hereof. Neither the Company nor the Placement Agent has relied on any written or oral representations or inducements, other than those which are set forth in this Agreement in executing and delivering this Agreement. No waiver, alteration or modification of any of the provisions hereof shall be binding unless it is in writing and signed by each of the parties hereto.

    13.7 SEVERABILITY. If any of the provisions of this Agreement are rendered or declared illegal by reason of any existing or subsequently enacted legislation or by decree of a court of last resort, the remaining provisions of the Agreement shall remain in full force and effect.


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WINCAP, LTD.
December 6,1996
Page 11


    If the foregoing correctly sets forth the understanding between the Placement Agent and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the parties.

                                       Very truly yours,

                                       VISCORP


                                       By:
                                            -----------------------------------
                                            Name:  Jerome Greenberg
                                            Title: Chairman of the Board

AGREED AND ACCEPTED:

WINCAP, LTD.

By:
    -----------------------------------
    Martin Christen
    Managing Director